UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

 STRATEGIC HOTEL CAPITAL, INC.
(Exact Name of Registrant As specified in Its Charter)

Maryland (State of incorporation or organization)	33-1082757 (I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600 Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-112846

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $.01 per share	Name of each exchange on which each class is to be registered New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

 A description of the Common Stock to be registered hereunder is contained in the sections entitled “Description of Stock” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the registrant’s registration statement on Form S-11, as amended (File No. 333-112846) originally filed on February 13, 2004 under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Form of Charter of Strategic Hotel Capital, Inc., incorporated by reference to Exhibit 3.1 to registrant’s registration statement on Form S-11, as amended (No. 333-112846).

3.2	Bylaws of Strategic Hotel Capital, Inc., incorporated by reference to Exhibit 3.2 to registrant’s registration statement on Form S-11, as amended (No. 333-112846).

4	Specimen Certificate of Common Stock, incorporated by reference to Exhibit 4 to registrant’s registration statement on Form S-11, as amended (No. 333-112846).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 21, 2004	STRATEGIC HOTEL CAPITAL, INC.

	By:	/s/ LAURENCE S. GELLER

Name: Laurence S. Geller Title: President and Chief Executive Officer